                                    EXHIBIT I



Item 3

      (b)   /X/   Bank as defined in Section 3(a)(b) of the Act

                  Chancellor LGT Trust Company

      (c)  /X/    Investment Adviser registered under Section 203 of the
Investment Advisers Act of 1940.

                  Chancellor LGT Asset Management, Inc.